UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2023

PROSOMNUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41567	88-2978216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Gibraltar Avenue

Pleasanton, CA 94588

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 537-5337

5860 West Las Positas Blvd., Suite 25

Pleasanton, CA 94588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	OSAAW	The Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, ProSomnus, Inc. (the “Company”), announced that it has appointed Brian Dow as Chief Financial Officer and its principal accounting officer, effective immediately.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Dow entered into an Employment Agreement effective as of March 1, 2023 (the “Agreement”). Under the terms of the Agreement, Mr. Dow will receive an annual salary of $385,000 and will be eligible for an annual performance-based bonus of up to fifty percent (50%) of his base salary, payable in cash or stock at the discretion of the board of directors. Mr. Dow will be eligible to receive an initial grant of options to purchase shares representing approximately 0.9% of the Company’s outstanding stock at the grant date, and an annual equity grant, both subject to approval by the Company’s board of directors and the terms and conditions of the Company’s 2022 Equity Incentive Plan. The Agreement also contains customary termination provisions and payment of accrued bonuses and benefits in the event of certain termination conditions, and a severance payment of six months’ base salary and one year’s annual performance bonus in the event of termination without cause or by good reason by the executive. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no other arrangements or understandings between Mr. Dow, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Dow was appointed as Chief Financial Officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Dow that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the transition described herein is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement between ProSomnus Sleep Technologies, Inc. and Brian Dow, dated February 2, 2023
99.1*	Press Release dated March 1, 2023.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProSomnus, Inc.

Dated: March 1, 2023	By:	/s/ Len Liptak
Len Liptak
Chief Executive Officer